Form 10-K, Exhibit 13
period 2002-12-31
HUDSON RESPIRATORY CARE INC
filed 2003-03-27
CIK 1061893

                                                                    Exhibit 13.1

             HUDSON RESPIRATORY CARE INC. MANAGEMENT INCENTIVE PLAN

                                TABLE OF CONTENTS

Subject                                                                     Page

ELIGIBILITY ................................................................  2

PARTICIPANT STATUS CHANGES .................................................  2

PLAN OBJECTIVES ............................................................  3

PLAN EFFECTIVE DATE AND TERM ...............................................  3

PERFORMANCE MEASURES .......................................................  3

OPERATING TARGET ...........................................................  3

REVISIONS ..................................................................  4

AWARD CALCULATION ..........................................................  4

TIMING OF AWARD PAYMENT ....................................................  4

ADMINISTRATION .............................................................  4

Appendices

A. PLAN DEFINITIONS ........................................................  5

                                                                    Exhibit 13.1

             HUDSON RESPIRATORY CARE INC. MANAGEMENT INCENTIVE PLAN

Eligibility

[ ] Eligible positions for participation in the Hudson RCI Management Incentive Plan (MIP) are positions which have been identified and approved by the company President and Chief Executive Officer (CEO) as having substantial impact on the attainment of company profitability.

[ ] Additional positions may not qualify nor may the ELIGIBLE BONUS PERCENTAGE be modified without express written approval of the CEO.

[ ] The BONUS LEVEL of each participant will be established on the basis of competitive total compensation data for the position and is subject to approval by the CEO.

Participant Status Changes

[ ] Eligible employees of Hudson RCI participate in the Management Incentive Plan (MIP) as follows:

     .    Newly Hired Participants
     . Newly hired employees in eligible MIP positions, which are filled January 1 through September 30 of a plan year, will receive awards that are pro-rated for their term of participation.
     . Employees in eligible positions filled October 1 through December 31 of a plan year will participate in the following year.
     .    The CEO must approve participants in this plan.
     . Participants must remain employees in good standing in order to receive award payments. Participants whose probationary status for performance issues continues for 180 days or more will not be eligible for an award payment. Participants placed on probationary status for a period which continues for more than 30 days but less than 180 days will receive awards which are prorated for their period of probation in the plan year where the probation occurs.

Transferred Participants (from one eligible position to another)

[ ]  First Quarter Transfer:
[ ] The award for the full plan year will be based on performance in the new assignment and eligible bonus percentage.
[ ]  Second or Third Quarter Transfer:
[ ] The award for the full plan year will be based on performance measured on a pro rata basis between old and new assignments and eligible bonus percentages.
[ ]  Fourth Quarter Transfer:
[ ] The full plan year award will be based on performance in the old assignment and the old eligible bonus percentage.

                                                                    Exhibit 13.1

             HUDSON RESPIRATORY CARE INC. MANAGEMENT INCENTIVE PLAN

Plan Objectives

[ ] Communicate company annual financial targets to participants in positions designated as necessary to their attainment.
[ ]  Motivate participants to achieve and exceed those goals.
[ ] Recognize and reward participants in a competitive and equitable manner for their contribution to the attainment of plan goals.
[ ] Foster teamwork in striving to achieve the key operating objectives of the company.

Plan Effective Date and Term

[ ]  Effective date of Plan is January 1 of the plan year.
[ ]  The plan year is a calendar year.

Performance Measures

[ ]  Performance against objectives will be measured in one OPERATING TARGET:
     Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the U.S. Restricted Group.
[ ]  The EBITDA target for MIP participants will be determined by the CEO.
[ ] There will be no formal individual objectives by which MIP participants will be measured. However, each participant will be measured carefully for award eligibility on the basis of actual performance against the requirements and objectives of their position.

Operating Target

[ ] Operating target will be weighted at 100% EBITDA to reflect the importance of participant contributions to profitability.
[ ] Appraising corporate performance against this Operating Target (OT) will be the responsibility of the Chief Executive Officer with the assistance of the Hudson RCI Board of Directors Compensation Committee.
[ ] Performance against OT is expressed as a percentage of the target achieved or surpassed.
[ ] THRESHOLD for award payment is 95% of the goal for EBITDA and equals 50% of the eligible bonus.
[ ] OPERATING TARGET AWARD CALCULATION will be made on an annualized basis after completion of the audited financial results for the plan year.

                                                                    Exhibit 13.1

             HUDSON RESPIRATORY CARE INC. MANAGEMENT INCENTIVE PLAN

Revisions

[ ] Revisions will be made to an OT only to recognize circumstances beyond the control of Plan participants.
[ ] Such revisions will be rare in practice and only when circumstances beyond the control of Plan participants necessitate a review of the attainability of an OT in light of unanticipated or extraordinary events.
[ ] Revisions to an OT will be made only with the approval of the Chief Executive Officer with the authorization of the Hudson RCI Board of Directors Compensation Committee. The Chief Financial Officer will be responsible for recommending a revision of an OT to the CEO as well as the Hudson RCI Board Compensation Committee for their consideration and approval or rejection.

Award Calculations

[ ] The eligible bonus percentage will be expressed as a percent of ANNUAL BASE SALARY EARNINGS for a plan participant. For a new participant who is a newly hired employee, the percentage will be expressed as a percent of annual base salary in the first year of participation.
[ ] OPERATING TARGET AWARD CALCULATION will be based upon generally accepted accounting principles.
[ ]  No percentages are to be rounded in the calculation of award results.
[ ]  OT results will be calculated after netting all projected bonus expense.

Timing of Award Payments

[ ]  Awards will be paid by March 31 of the year following the Plan year.
[ ]  All participants will be paid at the same time.

Administration

[ ] All elements of this Plan, including but not limited to performance measures, participation eligibility, and participation levels, are subject to change at the discretion of the Compensation Committee of the Hudson RCI Board of Directors and the company President and CEO.
[ ] The Plan Administrator is the Director of Human Resources in consultation with the CEO.

                                                                    Exhibit 13.1

             HUDSON RESPIRATORY CARE INC. MANAGEMENT INCENTIVE PLAN

                                   APPENDIX A

                                PLAN DEFINITIONS

ELIGIBLE BONUS PERCENTAGE

Eligible bonus percentage is the percentage of base salary that a participant receives at 100% attainment of the Operating Targets.

OPERATING TARGET(S)

Annual EBITDA performance measure common to all Plan participants.

EBITDA

Earnings before interest, taxes, depreciation and amortization.

ANNUAL BASE SALARY EARNINGS

Total annual earnings derived solely from base salary payments net of any payments for bonuses, commissions, taxable moving expenses, and other variable payments.

OPERATING TARGET AWARD PERCENTAGE

Percentage of target calculated by dividing actual attainment of EBITDA goal by the budgeted EBITDA goal and multiplying the result of that calculation by the bonus percentage and annual base salary earnings.

BONUS LEVEL

Bonus level is the award given to plan participants when the company achieves 100% of its operating targets. This award is expressed as a percent of base salary and established as a bonus level for each participant. The responsible senior management member communicates the participant bonus level to a plan participant.

THRESHOLD

The minimum acceptable level of performance required for an award. The 200x threshold is 95% attainment of operating targets and pays 50% of the eligible bonus level.